EXHIBIT 10(N)









                            STOCK PURCHASE AGREEMENT

                                     Between

                        DONEGAL MUTUAL INSURANCE COMPANY

                                       and

                               DONEGAL GROUP INC.

                                 Relating to the
                                  Capital Stock
                                       of

                       DELAWARE AMERICAN INSURANCE COMPANY







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                                TABLE OF CONTENTS
                                                                                                                 Page

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RECITALS . .................................................................................................       1

ARTICLE I -           REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                        OF THE STOCKHOLDER..................................................................       1

         1.1          Organization..........................................................................       1
         1.2          Subsidiaries..........................................................................       1
         1.3          Authority.............................................................................       2
         1.4          Capital Structure.....................................................................       2
         1.5          No Distributions on Capital Stock.....................................................       2
         1.6          Financial Statements..................................................................       2
         1.7          Material Changes Since December 31, 1994..............................................       3
         1.8          Availability of Assets and Legality of Use............................................       3
         1.9          Title to Property.....................................................................       3
         1.10         Insurance Regulatory Matters..........................................................       3
         1.11         Conduct of Business...................................................................       4
         1.12         No Undisclosed Liabilities............................................................       4
         1.13         No Default, Violation or Litigation...................................................       5
         1.14         Tax Liabilities.......................................................................       5
         1.15         Employee Relations....................................................................       5
         1.16         Corporate Name........................................................................       5
         1.17         No Omissions..........................................................................       6
         1.18         Finders...............................................................................       6
         1.19         Representations and Warranties To Be True
                        on the Closing Date.................................................................       6

ARTICLE II -          REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                         OF THE BUYER.......................................................................       6

         2.1          Organization of the Buyer.............................................................       6
         2.2          Corporate Authority...................................................................       6
         2.3          Finders...............................................................................       7
         2.4          Representations and Warranties To Be True
                        on the Closing Date.................................................................       7

ARTICLE III -         ACTION PRIOR TO THE CLOSING DATE......................................................       7

         3.1          Preserve Accuracy of Representations
                        and Warranties......................................................................       7
         3.2          Maintain the Company as a Going Concern...............................................       7
         3.3          Make No Material Change in the Company................................................       7
         3.4          No Public Announcement................................................................       8
         3.5          Insurance Law Compliance..............................................................       8

ARTICLE IV -          ADDITIONAL COVENANTS OF THE STOCKHOLDER
                         AND THE BUYER......................................................................       8

         4.1          Use of Name...........................................................................       8
         4.2          Additional Tax Information............................................................       9



                                       (i)


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ARTICLE V -           PURCHASE PRICE AND CLOSING............................................................       9

         5.1          Closing Date..........................................................................       9
         5.2          Purchase and Sale.....................................................................       9
         5.3          Delivery by the Stockholder...........................................................       9
         5.4          Delivery by the Buyer.................................................................       9

ARTICLE VI -          CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF THE BUYER.......................................................................      10

         6.1          No Misrepresentation or Breach of
                        Covenants and Warranties............................................................      10
         6.2          No Changes in or Destruction of Property..............................................      10
         6.3          Legal Matters.........................................................................      11
         6.4          Approval by Counsel...................................................................      11
         6.5          Fairness Opinion......................................................................      11
         6.6          Opinion of Counsel for the Stockholder................................................      11
         6.7          Reinsurance Agreement.................................................................      12

ARTICLE VII -         CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF THE STOCKHOLDER................................................................      12

         7.1          No Misrepresentation or Breach of
                        Covenants and Warranties............................................................      13
         7.2          Legal Matters.........................................................................      13

ARTICLE VIII -        TERMINATION...........................................................................      13

         8.1          Termination...........................................................................      13

ARTICLE IX -          SURVIVAL OF OBLIGATIONS; INDEMNIFICATION..............................................      13

         9.1          Survival of Obligations...............................................................      13
         9.2          Indemnification.......................................................................      14

ARTICLE X -           MISCELLANEOUS.........................................................................      15

         10.1         Notices...............................................................................      15
         10.2         Expenses..............................................................................      16
         10.3         Governing Law.........................................................................      16
         10.4         Successors and Assigns................................................................      16
         10.5         Partial Invalidity....................................................................      16
         10.6         Waivers...............................................................................      16
         10.7         Execution in Counterparts.............................................................      16
         10.8         Titles and Headings...................................................................      17
         10.9         Entire Agreement; Amendments and Waivers..............................................      17

SIGNATURES            ......................................................................................      17
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                                      (ii)


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT made and entered into as of the 21st day of December, 1995 (the "Agreement") between DONEGAL GROUP INC., a corporation organized under the laws of the State of Delaware (the "Buyer") and DONEGAL MUTUAL INSURANCE COMPANY, a mutual casualty insurance company organized under the Insurance Company Law of the Commonwealth of Pennsylvania (the "Stockholder") which owns all of the issued and outstanding shares (the "Shares") of capital stock of DELAWARE AMERICAN INSURANCE COMPANY, a Delaware stock casualty insurance company (the "Company").


                                   WITNESSETH:

         WHEREAS, the Company is engaged in the property and casualty insurance business; and

         WHEREAS, the Stockholder desires to sell the Shares to the Buyer pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, the Buyer desires to purchase the Shares from the Stockholder on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the Buyer and the Stockholder, in consideration of the agreements, covenants and conditions contained herein, hereby make the following representations and warranties, give the following covenants and agree as follows:


                                    ARTICLE I

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                               OF THE STOCKHOLDER

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Stockholder represents and warrants to the Buyer and agrees as follows:

         1.1 Organization. The Stockholder is a mutual casualty insurance company duly organized, validly existing and in good standing under the Insurance Company Law of the Commonwealth of Pennsylvania. The Company is a stock casualty insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly admitted to transact insurance and is in good standing in the jurisdictions listed in Schedule T to the Company's Annual Statement as filed with the Insurance Department of the State of Delaware for the year ended December 31, 1994 (the "1994 Annual Statement"). The Company has the corporate power and authority and other authorizations necessary or required in order for it to own or lease and operate its properties and to carry on its business as now conducted.

         1.2 Subsidiaries. The Company has no subsidiaries.

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         1.3 Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary action on the part of the Stockholder. This Agreement, when executed and delivered by the Stockholder and, assuming the due execution hereof by the Buyer, will constitute the valid, legal and binding agreement of the Stockholder enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Stockholder or the Company, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Company or the Stockholder is a party or by which either of them is bound or any statute or regulatory provision affecting either of them; (ii) give any party to or with rights under any such instrument, agreement, mortgage, judgment, order, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of the Company under such instrument, agreement, judgment, order, award, decree, mortgage or other restriction or
(iii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body, except as may be required by the Pennsylvania Insurance Company Law and the Delaware Insurance Code. The Stockholder has full power and authority to sell, assign, transfer and deliver the Shares to the Buyer pursuant to this Agreement and to do and perform all acts and things required to be done by the Stockholder under this Agreement.

         1.4 Capital Structure. The authorized capital stock of the Company consists of 100,000 Common Shares, par value $14.00 per share, of which 50,000 Common Shares are issued and outstanding, and none of which is held by the Company as treasury shares. Except for this Agreement, there are no agreements, arrangements, options, warrants or other rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company, and no such agreements, arrangements, options, warrants or other rights or commitments will be entered into or granted between the date hereof and the Closing Date (as defined in Section 5.1 hereof). All of the Shares of the Company are validly issued, fully paid and nonassessable with no liability attaching to the ownership thereof, and are owned of record and beneficially by the Stockholder free and clear of any liens, claims, encumbrances or restrictions of any kind; and the transfer and delivery of the Shares to the Buyer by the Stockholder as contemplated by this Agreement will be sufficient to transfer good and marketable record and beneficial title to such outstanding shares to the Buyer, free and clear of liens, claims, encumbrances or restrictions of any kind.

         1.5 No Distributions on Capital Stock. The Company has never purchased or redeemed any shares of its outstanding capital stock, and, since September 30, 1995, has not declared or paid any dividend or made any other distribution in respect of its capital stock.

         1.6 Financial Statements. The Company has furnished to the Buyer the Annual Statements of the Company as of December 31, 1993


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and 1994 and a balance sheet of the Company as of September 30, 1995 and a related statement of income for the nine months then ended. The Annual Statements are accompanied by the report thereon of KPMG Peat Marwick, independent certified public accountants (collectively, the "Financial Statements"). All of such Financial Statements are correct and complete in all material respects and fairly present the financial position of the Company as at the respective dates thereof and the results of its operations for the respective periods covered thereby, and have been prepared in conformity with accounting principles prescribed or permitted by the Insurance Department of the State of Delaware consistently applied throughout all periods. The reserves maintained by the Company for its liabilities to its policy- holders as set forth in such Financial Statements are sufficient in amount to discharge such liabilities to policyholders.

         1.7 Material Changes Since September 30, 1995. Since September 30, 1995, the business of the Company has been operated only in the ordinary course and, whether or not in the ordinary course of business, other than as disclosed in this Agreement or in the Financial Statements, there has not been, occurred or arisen (i) any material adverse change in the financial condition of the Company from that shown on the September 30, 1995 balance sheet; (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, to any property or business of the Company which is material to the financial condition, operations or business of the Company; (iii) any material increase in an employee benefit plan maintained by the Company; (iv) any amendment or termination of any agreement or cancellation or reduction of any debt owing to the Company or waiver or relinquishment of any right of material value to the Company or (v) any other event, condition or state of facts of any character which materially and adversely affects the results of operations or business, financial condition or property of the Company.

         1.8 Availability of Assets and Legality of Use. The assets owned or leased by the Company constitute all of the assets which are being used in its business. Such assets are in good and serviceable condition, normal wear and tear excepted, and suitable for the uses for which intended, and such assets and their uses conform in all material respects to all applicable laws.

         1.9 Title to Property. The Company has good and marketable title to all of its assets, including the assets reflected on the September 30, 1995 balance sheet and all of the assets thereafter acquired by it, except to the extent that such assets have thereafter been disposed of for fair value in the ordinary course of business.

         1.10 Insurance Regulatory Matters.

                    (a) The Company is properly authorized to transact the lines of business it is currently transacting in each jurisdiction in which it is admitted to transact business;



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                    (b) The Company has furnished the Buyer with all reinsur-
ance and coinsurance treaties pursuant to which the Company cedes or assumes insurance and all assumption reinsurance agreements;

                    (c) The Company has furnished the Buyer with a true and complete specimen of the form of each type of insurance policy issued by the Company at any time since December 31, 1992 which is currently in force or under which the Company currently has obligations, as well as any underwriting manuals utilized by the Company in connection with each type of policy currently being issued; and

                    (d) Since January 1, 1993, the Company has made all filings required to be made by the Company with any state insurance department, such filings were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any state insurance department in connection with any such filing.

         1.11 Conduct of Business.

                    (a) The Stockholder has advised the Buyer of all claims which are pending or, to the knowledge of the Stockholder, threatened against the Company. No insurance carrier has denied coverage of any claim or accepted investigation of any such loss or defense of any such claim under a reservation of rights. The reserves established by the Company as of September 30, 1995 are adequate to cover the Company's liability, net of insurance coverage, for all such claims.

                    (b) To the knowledge of the Stockholder after due inquiry, no employee, agent or representative of the Company has, in relation to the Company's insurance business, at any time exceeded the authority or abused or wrongfully exercised any discretion granted to him with regard to the acceptance of business on behalf of the Company. The Company has not failed to have underwritten any risk in respect of which evidence of insurance coverage has been issued. The Company has not exceeded any authority granted to it by any party to bind it in connection with the Company's business. Without limiting the generality of the foregoing, no factual basis exists for any claim against the Company based on any act or omission: (i) in the placing or failing to place insurance coverage; (ii) in advice given or representations made with respect to the availability or non-availability of insurance coverage, the existence, adequacy, amount, scope or nature of any such coverage, the acts or occurrences covered, deductibles or required primary or coinsurance or (iii) in the making of declarations or furnishing of information to any insurance carrier.

         1.12 No Undisclosed Liabilities. The Company is not subject to any material liability, including unasserted claims, absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the September 30, 1995 balance sheet referred to in Section 1.6 hereof, other than liabilities of the same nature as those set forth in such balance sheet and reasonably incurred in the ordinary course of its business after September 30, 1995.



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         1.13 No Default, Violation or Litigation. The Company is not in default in any material respect under any agreement, lease or other document to which it is a party, or in violation in any material respect of any law, rule, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except in the ordinary course of the Company's business, there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of the Stockholder, threatened against the Company or against the properties or business thereof, and the Stockholder knows of no factual basis for any such lawsuit, proceeding, claim or investigation and there is no action, suit, proceeding or investigation pending, threatened or contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

         1.14 Tax Liabilities. All federal, state, county, local and foreign income, use, excise, property, sales, business activity and other tax returns which are required to be filed by or in respect of the Company up to and including the date hereof have been filed and all taxes, including any interest and penalties thereon, which have become due pursuant to such returns or pursuant to any assessment have been paid and no extension of the time for filing of any such return is presently in effect. All such returns which have been filed or will be filed by or in respect of the Company for any period ending on or before the Closing Date are or will be true and correct.

         1.15 Employee Relations. The Company has not engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice in the conduct of its business. The Company has complied in all respects with all applicable laws, rules and regulations relating to wages, hours and collective bargaining and has withheld all amounts required by agreement to be withheld from the wages or salaries of its employees. The relations of the Company with its employees are satisfactory and the Company is not a party to or affected by or threatened with or, to the knowledge of the Stockholder, in danger of being a party to or affected by, any labor dispute which materially interferes or would materially interfere with the conduct of its business. During the year ended December 31, 1994, the total annual compensation, including bonuses, payable to any one employee of the Company did not exceed the sum of $100,000. Since December 31, 1994, there has been no material increase in the compensation payable to any such employees of the Company.

         1.16 Corporate Name. The Company owns and possesses, to the exclusion of the Stockholder and its affiliates, all rights to the use of the name "Delaware American Insurance Company." Notwithstanding the foregoing, on May 8, 1995, Delaware American Life Insurance Company instituted a complaint against the Company in the United States District Court for the District of Delaware complaint alleged unfair competition and violations of federal and state service mark/trade name statutes damages. The Stockholder shall hold the Company and the Buyer harmless from and against all liabilities and all expenses in connection with such litigation and the Buyer agrees that the Stockholder may continue such litigation.


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         1.17 No Omissions. None of the representations or warranties of the
Stockholder contained herein, and none of the other information or documents furnished to the Buyer or its representatives by the Stockholder or the Company in connection with this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. To the knowledge of the Stockholder, there is no fact which adversely affects, or in the future is likely to affect adversely, the business or assets of the Company in any material respect which has not been disclosed in writing to the Buyer.

         1.18 Finders. Neither the Company nor the Stockholder has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement. Neither the Company nor the Stockholder has any agreement or obligation whatsoever with entities other than the Buyer regarding any proposed acquisition of the Company by any such entity and neither of them is engaged in any negotiations with any such entity for any such acquisition.

         1.19 Representations and Warranties To Be True on the Closing Date. All representations and warranties set forth in this Article I will be true and correct on the Closing Date.


                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                  OF THE BUYER

         As an inducement to the Stockholder to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer represents and warrants to the Stockholder and agrees as follows:

         2.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2.2 Corporate Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer and, assuming due execution hereof by the Stockholder, will constitute the valid and binding agreement of the Buyer enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Buyer, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Buyer is a party or by which it is bound or any statute or regulatory provisions affecting it or (ii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, governmental authority or


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regulatory body except as may be required by the Pennsylvania Insurance
Company Law or the Delaware Insurance Code. The Buyer has, and will have at the Closing Date, full power and authority to purchase the Shares pursuant to this Agreement and to do and perform all acts and things required to be done by the Buyer under this Agreement.

         2.3 Finders. The Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

         2.4 Representations and Warranties To Be True on the Closing Date. All of the representations and warranties set forth in this Article II will be true and correct on the Closing Date.


                                   ARTICLE III

                        ACTION PRIOR TO THE CLOSING DATE

         The parties covenant to take the following action between the date hereof and the Closing Date:

         3.1 Preserve Accuracy of Representations and Warranties. The Stockholder shall refrain from taking any action, and shall cause the Company to refrain from taking any action, which would render any representation and/or warranty contained in Article I of this Agree- ment inaccurate as of the Closing Date hereunder. The Stockholder will promptly notify the Buyer of any lawsuits, claims, proceedings or investigations that, to the knowledge of the Stockholder, may be threatened, brought, asserted or commenced against the Company, its officers or directors or the Stockholder (i) involving in any way the transactions contemplated by this Agreement or (ii) which would, if determined adversely to the Company, have a material adverse impact on the business, properties or assets of the Company.

         3.2 Maintain the Company as a Going Concern. The Stockholder shall cause the Company to conduct its business in accordance with past practices and to use its best efforts to maintain the business organization of the Company intact and preserve the good will of its agents, brokers, employees, customers and others having business relations with it. The Stockholder shall cause the Company to provide the Buyer promptly with interim monthly financial information and any other management reports as and when they shall become available.

         3.3 Make No Material Change in the Company. Prior to the Closing Date, the Stockholder shall not, without the prior written approval of the Buyer, cause or permit the Company to (i) make any material change in the business or operations of the Company; (ii) make any material change in the accounting policies applied in the preparation of the Company's financial statements included in the 1994 Annual Statement; (iii) declare any dividends on its issued and outstanding shares of capital stock or make any other distribution of any kind in respect thereof; (iv) issue, sell or otherwise distribute any authorized but unissued shares of its capital stock or effect any


                                       -7-


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stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock of the Company or any security convertible or exchangeable for any such shares; (v) purchase or redeem any of the capital stock of the Company; (vi) incur or be liable for indebtedness to the Stockholder or any of its subsidiaries or affiliates; (vii) make any material change in the compensation of officers or key employees of the Company; (viii) enter into any contract, license, franchise or commitment other than in the ordinary course of business or waive any rights of substantial value; (ix) make any donation to any charitable, civic, educational or other eleemosynary institution in excess of donations made in comparable past periods or (x) enter into any other transaction affecting in any material respect the business of the Company other than in the ordinary course of business and in conformity with past practices or as contemplated by this Agreement.

         3.4 No Public Announcement. Neither the Stockholder nor the Buyer shall, without the approval of the other, make any press release or other public announcement or filing concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised thereof and given an opportunity to comment thereon.

         3.5 Insurance Law Compliance. The Buyer and the Stockholder have filed with the Pennsylvania Insurance Department and the Dela- ware Department of Insurance the notifications, requests for exemptions and other information required to be filed under the Pennsylva- nia Insurance Company Law and the Delaware Insurance Code, as the case may be, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the Pennsylvania Insurance Company Law and the Delaware Insurance Code, as the case may be, and any such rules and regulations. Each of the Buyer and the Stockholder agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by the Pennsylvania Insurance Department under the Pennsylvania Insurance Company Law and the Delaware Department of Insurance under the Delaware Insurance Code and any such rules and regulations.


                                   ARTICLE IV

                     ADDITIONAL COVENANTS OF THE STOCKHOLDER
                                  AND THE BUYER

         4.1 Use of Name. From and after the Closing Date, the Company and its successors, assigns and affiliates shall own or possess, to the exclusion of the Stockholder and any person controlling or controlled by the Stockholder, all rights to use the name Delaware American Insurance Company.


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         4.2 Additional Tax Information. The Stockholder agrees promptly to deliver to the Buyer any information in the Stockholder's possession reasonably requested by the Buyer in connection with any tax returns relating to the Company (whether filed prior to the Closing Date or to be filed thereafter). The Stockholder shall have access to such records of the Company as shall reasonably be required to enable the Stockholder to prepare any tax returns for periods ending on or before the Closing Date.


                                    ARTICLE V

                           PURCHASE PRICE AND CLOSING

         5.1 Closing Date. Subject to the fulfillment of the conditions precedent specified in Articles VI and VII hereof, the transactions contemplated by this Agreement shall be consummated on December 21, 1995, but effective as of 11:59 p.m. on December 31, 1995 (the "Closing Date") at the offices of the Buyer at 1195 River Road, Marietta, Pennsylvania 17547.

         5.2 Purchase and Sale.

                  (a) On the Closing Date, the Buyer shall purchase from the Stockholder, and the Stockholder shall sell to the Buyer, the Shares for a cash purchase price (the "Purchase Price") of (i) $5,300,000, such Purchase Price to be (ii) adjusted by the difference, if any, in the "Market Value of the Unassigned Surplus" of the Company at the Closing Date compared to the Market Value of the Unassigned Surplus of the Company as of September 30, 1995 as set forth in the September 30, 1995 balance sheet and by the value of any capital stock received upon the conversion of Excess Mutual Insurance Company.

                  (b) "Market Value of the Unassigned Surplus" of the Company as of any date shall mean the Statutory Unassigned Surplus of the Company as of such date plus or minus the difference between the market value of the Company's fixed maturity investments less the statutory carrying value of such investments as of such date.

         5.3 Delivery by the Stockholder. In addition to the deliveries called for by Article VI hereof:

                  (a) on the Closing Date, the Stockholder shall deliver to the Buyer a certificate or certificates representing all of the Shares, together with fully executed and witnessed stock powers (in blank) attached thereto with signatures guaranteed by a bank or trust company or a member firm of the New York Stock Exchange, Inc.; and

                  (b) not later than February 28, 1996, the amount of any reduction in the Purchase Price determined pursuant to Section 5.2(a)(ii) hereof plus interest thereon at the prime rate of Mellon Bank N.A. from the Closing Date to the date of payment.

         5.4 Delivery by the Buyer. In addition to the deliveries called for by
Article VII hereof, the Buyer shall make payment of the


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Purchase Price in funds immediately available in Marietta, Pennsylvania as follows:

                  (a) the amount specified in Section 5.2(a)(i) hereof on the Closing Date not later than the close of business on December 29, 1995; and

                  (b) not later than February 28, 1996, the amount of any additional Purchase Price determined pursuant to Section 5.2(a)(ii) hereof plus interest thereon at the prime rate of Mellon Bank N.A.
from the Closing Date to the date of payment.


                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under this Agreement to purchase and pay for the Shares shall, at the option of the Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         6.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no breach by the Stockholder in the performance of any of its covenants and agreements herein, each of the representations and warranties of the Stockholder contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date and signed on behalf of the Stockholder by its President or any Vice President.

         6.2 No Changes in or Destruction of Property. There shall have been, between the date hereof and the Closing Date, (i) no material adverse change in the condition, financial or otherwise, of the Company; (ii) no adverse federal, state or local legislative or regulatory change affecting in any material respect the services or business of the Company and (iii) the properties and assets of the Company shall not have been materially damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, so as to impair in any material respect the ability of the Company to render services or continue operations. There shall have been delivered to the Buyer a certificate, dated the Closing Date, and signed on behalf of the Stockholder by its President or a Vice President (a) to the effect that between the date hereof and the Closing Date there has been no such material adverse change as stated in clause (i) hereof and no such material damage as stated in clause (iii) hereof and (b) further stating that nothing has come to the signer's attention, in the course of his activities on behalf of the Company, which causes him to believe that during such period there occurred any adverse federal, state or local legislative or regulatory change affecting in any material respect the services or business of the Company.

         6.3 Legal Matters. All approvals required under the Pennsylvania Insurance Company Law and the Delaware Insurance Code shall have been obtained and no action, suit, investigation or proceeding shall have been instituted or threatened by any person, corporation or governmental agency to restrain, prohibit, collect damages arising out of or otherwise challenge the legality or validity of the transactions contemplated herein.

         6.4 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing Date by Nikolaus, Hohenadel & Umbenhauer, counsel to the Buyer, which approval shall not be unreasonably withheld.

         6.5 Fairness Opinion. Not later than the Closing Date, the Buyer shall have received the written opinion of an independent party experienced in the valuation of casualty insurance companies and as selected by mutual agreement of the Buyer and the Stockholder to the effect that the purchase of the Shares by the Buyer from the Stockholder pursuant to this Agreement is fair to the Buyer and its stockholders from a financial point of view.

         6.6 Opinion of Counsel for the Stockholder. The Buyer shall have received from Duane, Morris & Heckscher, special counsel to the Stockholder, an opinion dated the Closing Date, in form and substance satisfactory to the Stockholder and its counsel, to the effect that:

                  (a) The Stockholder is a mutual casualty insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the Stockholder has the corporate power and authority to consummate the transactions as provided for herein;

                  (b) This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of the Stockholder and this Agreement has been duly and validly executed and delivered by the Stockholder; this Agreement, assuming due execution hereof by the Buyer, is the valid and binding agreement of the Buyer enforceable against the Stockholder in accordance with its terms, except as enforcement of this Agreement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and that the remedy of specific performance is subject to the discretion of the court before which proceedings therefor are brought;

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with and fulfillment of the terms and provisions hereof (i) conflicts with or results in the breach of the terms, conditions or provisions of the governing instruments of the Stockholder or any agreement or instrument known to such counsel to which the Stockholder is a party or by which it is bound; (ii) gives any party to or with rights under any such agreement or instrument the right to terminate, modify or otherwise change the rights or obligations of the Stockholder under any such agreement or instrument or (iii) requires the consent, approval or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body not already obtained or made, as the case may be; and

                  (d) Such counsel do not know of any action, suit, proceeding or investigation pending or threatened against the Stockholder which questions the legality, validity or propriety of (i) this Agreement or of (ii) any action taken or to be taken by the Stockholder hereto pursuant to or in connection with this Agreement.

         In giving such opinion, Duane, Morris & Heckscher may rely, as to matters of fact, upon certificates of officers of the Stockholder and, as to matters relating to the law of any jurisdiction other than the Commonwealth of Pennsylvania and the State of Delaware, upon the opinions of other counsel satisfactory to them, provided that such counsel shall state that they believe that they are justified in relying upon such certificates and opinions and deliver copies thereof to the Buyer prior to the Closing Date.

         6.7 Reinsurance Agreement. Not later than the Closing Date, the Company and the Stockholder shall have entered into an aggregate excess of loss reinsurance agreement, in substantially the form of Appendix A hereto, pursuant to which the Stockholder shall reinsure the Company against any loss from: (a) any adverse development in the Company's loss reserve and loss adjustment expense reserve at Decem- ber 31, 1996 compared to the amount of such reserves at December 31, 1995 in respect of all policy years ending on or before December 31, 1995, (b) all losses and loss adjustment expenses incurred by the Company during the month of December 1995 by reason of the fact that the Company's loss and loss adjustment expense ratio as finally determined for the month of December 1995 exceeds the lesser of the Company's loss and loss adjustment expense ratio as finally determined for the period January 1, 1995 through November 30, 1995 or 60% and (c) all losses and loss adjustment expenses incurred by the Company during the year ending December 31, 1996 by reason of the fact that the Company's loss and loss adjustment expense ratio as finally determined for the year ending December 31, 1996 exceeds the lesser of the Company's loss and loss adjustment expense ratio as finally determined for the year ending December 31, 1995 or 60%, it being understood that any calculations made pursuant to this clause (c) for the year ending December 31, 1996 shall be adjusted to reflect any recoveries by the Company under the loss development section of such aggregate excess of loss reinsurance agreement.


                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                 THE STOCKHOLDER

         The obligations of the Stockholder under this Agreement to sell and receive payment for the Shares shall, at the option of the

Stockholder, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         7.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no breach by the Buyer in the performance of any of its covenants herein, each of the representations and warranties of the Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and there shall have been delivered to the Stockholder a certificate or certificates to that effect, dated the Closing Date and signed on behalf of the Buyer by the President or any Vice President of the Buyer.

         7.2 Legal Matters. All approvals required under the Pennsylvania Insurance Company Law and the Delaware Insurance Code shall have been obtained, and no action, suit, investigation or proceeding shall have been instituted or threatened by any person, corporation or governmental agency to restrain, prohibit, collect damages arising out of or otherwise challenge the legality or validity of the transactions contemplated herein.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination. This Agreement shall be terminated and there shall thereafter be no liability of any party to any other party hereunder, at any time prior to the Closing Date:

                  (a) By the mutual consent of the Buyer and the Stockholder; or

                  (b) By the Buyer or the Stockholder, if the transactions contemplated herein are not closed on or before February 28, 1996.


                                   ARTICLE IX

                    SURVIVAL OF OBLIGATIONS; INDEMNIFICATION

         9.1 Survival of Obligations. All certifications, representations and warranties made herein by the Stockholder and its obligations to be performed pursuant to the terms hereof, shall survive the Closing Date hereunder, notwithstanding any notice of any inaccuracy, breach or failure to perform not waived in writing and notwithstanding the consummation of the transactions contemplated herein with knowledge of such inaccuracy, breach or failure. All representations and warranties contained herein shall terminate two years after the Closing Date; provided, that (i) the representations and warranties contained in Section 1.14 hereof shall expire upon the earlier to occur of (x) final judicial determination of any claim or settlement and satisfaction of any judgment or full payment of any settlement, as the case may be or (y) such time, if any, as the claim shall be barred by the applicable statute of limitations and (ii) the representations and warranties contained in Section 1.6 hereof with respect to reserve adequacy and Sections 1.4 and 1.9 hereof shall not terminate.

         9.2 Indemnification. (a) The Stockholder agrees to indemnify and hold harmless the Buyer, the Company and their successors and assigns (collectively, the "Indemnified Persons") from and against any and all (x) liabilities, losses, costs, deficiencies or damages ("Loss") and (y) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by any Indemnified Person, in each case net of any insurance proceeds received and retained by such Indemnified Person, in connection with or arising from (i) any claim that the Stockholder did not convey to the Buyer good and marketable title to all of the issued and outstanding capital stock of the Company pursuant to this Agreement, (ii) any breach by the Stockholder of any of its covenants in, or any failure of the Stockholder to perform any of its obligations under, this Agreement, (iii) the Company's membership in an affiliated or consolidated group of which the Stockholder is a member or (iv) any breach of any warranty or the inaccuracy of any representation of the Stockholder contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Stockholder pursuant hereto; provided that the Stockholder's liability under this Section 9.2 shall be limited to the Purchase Price.

                  (b) If the Buyer believes that any Indemnified Person has suffered or incurred any Loss or incurred any Expense, the Buyer shall so notify the Stockholder promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provision of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Person intends to claim any liability or expense as Loss or Expense under this
Section 9.2, such Indemnified Person shall promptly notify the Stockholder of such action or suit.

                  (c) Subject to paragraph (d) of this Section 9.2, the Indemnified Persons shall have the right to conduct and control, through counsel of their choosing, any third party claim, action or suit and may compromise or settle the same, provided that any of the Indemnified Persons shall give the Stockholder advance notice of any proposed compromise or settlement. The Indemnified Persons shall permit the Stockholder to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Stockholder. Any compromise or settlement with respect to a claim for money damages effected after the Stockholder, by notice to the Indemnified Persons, shall have disapproved such compromise or settlement shall discharge the Stockholder from liability with respect to the subject matter thereof and no amount in respect thereof shall be claimed as Loss or Expense under this Section 9.2.

                  (d) If the remedy sought in any action or suit referred to in paragraph (c) of this Section 9.2 is solely money damages and the sum of (i) the amount claimed in such action or suit, (ii) all amounts previously paid by the Stockholder pursuant to this Section 9.2 and (iii) all amounts claimed in all pending claims for indemnity under this Section 9.2 does not exceed the aggregate liability of the Stockholder under this Section 9.2, the Stockholder shall have 15 business days after receipt of the notice referred to in the last sentence of paragraph (b) of this Section 9.2 to notify the Indemnified Persons that it elects to conduct and control such action or suit. If the Stockholder does not give the foregoing notice, the Indemnified Persons shall have the right to defend, contest, settle or compromise such action or suit in the exercise of their exclusive discretion and the Stockholder shall, upon request from any of the Indemnified Persons, promptly pay to such Indemnified Persons in accordance with the other terms of this Section 9.2 the amount of any Loss resulting from its liability to the third party claimant and all related Expense. If the Stockholder gives the foregoing notice, the Stockholder shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the Stockholder, the conduct and settlement of such action or suit, and the Indemnified Persons shall cooperate with the Stockholder in connection therewith; provided that (x) the Stockholder shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Person, (y) the Stockholder shall permit the Indemnified Persons to participate in such conduct or settlement through counsel chosen by the Indemnified Persons, but the fees and expenses of such counsel shall be borne by the Indemnified Persons, except as provided in clause (z) hereof and (z) the Stockholder shall agree promptly to reimburse to the extent required under this
Section 9.2 the Indemnified Persons for the full amount of any Loss resulting from such action or suit and all related Expense incurred by the Indemnified Persons, except fees and expenses of counsel for the Indemnified Persons incurred after the assumption of the conduct and control of such action or suit by the Stockholder. So long as the Stockholder is contesting any such action or suit in good faith, the Indemnified Persons shall not pay or settle any such action or suit. Notwithstanding the foregoing, the Indemnified Persons shall have the right to pay or settle any such action or suit, provided that in such event the Indemnified Persons shall waive any right to indemnity therefor by the Stockholder and no amount in respect thereof shall be claimed as Loss or Expense under this Section 9.2.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telex or telecopy or certified mail addressed, if to the Buyer, to: Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Donald
H. Nikolaus; and, if to the Stockholder to: Donegal Mutual Insurance Company, 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak.

         10.2 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses, including, without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein. The Buyer and the Stockholder shall share equally the cost of any fairness opinion delivered pursuant to this Agreement.

         10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its rules on conflicts of law.

         10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the rights of the Stockholder herein may not be assigned and the rights of the Buyer may only be assigned (a) to such other business organization which shall succeed to substantially all the assets, liabilities and business of the Buyer or (b) to a wholly owned subsidiary of the Buyer, in which event such assignment shall not relieve the Buyer of any of the Buyer's obligations to the Stockholder under this Agreement.

         10.5 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

         10.6 Waivers. The Stockholder and the Buyer may, by written instrument, extend the time for the performance of any of the obligations or other acts of the other party and with respect to this Agreement, (a) waive any inaccuracies in the representations and warranties of the other party in this Agreement or in any document delivered pursuant to this Agreement, (b) waive compliance with any of the covenants of the other party contained in this Agreement and (c) waive the other party's performance of any of its obligations set out in this Agreement. Any agreement on the part of the parties hereto for any such extension or waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to the Buyer, it is authorized by Donald H. Nikolaus and, as to the Stockholder, it is authorized by Ralph G. Spontak.

         10.7 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         10.8 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.9 Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party hereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                    DONEGAL GROUP INC.


                                    By:/s/ Donald H. Nikolaus
                                       -------------------------------
                                       Donald H. Nikolaus, President
                                       and Chief Executive Officer

                                    DONEGAL MUTUAL INSURANCE COMPANY


                                    By:/s/ Ralph G. Spontak
                                       ------------------------------
                                      Ralph G. Spontak, Vice President,
                                      Chief Financial Officer and
                                      Secretary